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                                                                   EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form SB-2 (filed on July 21, 1999) of our report dated February 22, 1999 relating to the financial statements of The viaLink Company (formerly Applied Intelligence Group, Inc.), which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP
Oklahoma City, Oklahoma
July 20, 1999